Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information combines the individual historical audited results of Graham Corporation (“Graham”, “our” or “the Company”) and Barber-Nichols, LLC (“BN”) adjusted to give effect to the June 1, 2021 acquisition of BN. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2021 gives effect to the acquisition as if it had occurred on April 1, 2020 and the unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the acquisition as if it had occurred on that day.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the BN acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical audited consolidated financial statements of Graham Corporation contained in its Annual Report on Form 10-K for the year ended March 31, 2021 and the historical audited financial statements of BN for the year ended December 26, 2020 contained in Exhibit 99.1 of this Current Report on Form 8-K. Since Graham and BN have different fiscal year ends, the BN statement of operations included in the unaudited pro forma condensed combined financial information was derived by adding the unaudited statement of operations for the three-month period ending March 31, 2021 and subtracting the unaudited statement of operations for the three-month period ending March 31, 2020 from the historical audited financial statements of BN for the year ended December 26, 2020. The unaudited historical financial statements of BN for the three months ended March 31, 2021 and 2020 are contained in Exhibit 99.2 of the Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information has been prepared by management in accordance with Article 11, Pro Forma Financial Information, under Regulation S-X of the Exchange Act, and is for illustrative and informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been consummated as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

GRAHAM CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2021

(Dollars in thousands)

	Historical
	Graham Corporation Historical	BNI Historical	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$59,532	$1,313	$(41,300)	(a), (h), (i)	$19,545
Restricted cash and cash equivalents	—	50			50
Investments	5,500	—			5,500
Trade accounts receivable, net of allowances	17,378	9,889			27,267
Unbilled revenue	19,994	6,273			26,267
Inventories	17,332	4,017	97	(d)	21,446
Current portion of notes receivable - Related party	—	55	(55)	(k)	—
Prepaid expenses and other current assets	512	776			1,288

Total current assets	120,248	22,373	(41,258)		101,363
Property, plant and equipment, net	17,618	4,902	2,518	(e)	25,038
Prepaid pension asset	6,216	—			6,216
Notes receivable - Related party	—	55	(55)	(k)	—
Operating lease assets	95	9,216			9,311
Goodwill	—	—	21,644	(f)	21,644
Customer relationships	—	—	11,800	(g)	11,800
Technology and technical know how	—	—	10,100	(g)	10,100
Other intangible assets, net	—	—	11,200	(g)	11,200
Other assets	103	—	150	(i)	253

Total assets	$144,280	$36,546	$16,099		$196,925

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$—	$430	$1,570	(h)	$2,000
Current portion of finance lease obligations	21	114			135
Accounts payable	17,972	1,787			19,759
Accrued compensation	6,106	1,581			7,687
Accrued expenses and other current liabilities	4,628	626	2,102	(c), (h), (l)	7,356
Customer deposits	14,059	7,599			21,658
Operating lease liabilities	46	965			1,011

Income taxes payable	741	—			741

Total current liabilities	43,573	13,102	3,672		60,347
Long-term debt	—	125	17,875	(h)	18,000
Finance lease obligations	34	—			34
Operating lease liabilities	37	8,269			8,306
Deferred income tax liability	635	—	(47)	(l)	588
Accrued pension liability	1,557	—			1,557
Accrued postretirement benefits	515	—			515
Other long-term liabilities	—	1,174	(322)		852

Total liabilities	46,351	22,670	21,178		90,199

Stockholders’ equity:
Preferred stock
Common stock	1,075	—	3	(j)	1,078
Capital in excess of par value	27,272	837	(1,034)	(b), (j), (k)	27,075
Retained earnings	89,372	13,039	(13,206)	(k), (l)	89,205
Accumulated other comprehensive loss	(7,397)	—			(7,397)
Treasury stock	(12,393)	—	9,158	(b)	(3,235)

Total stockholders’ equity	97,929	13,876	(5,079)		106,726

Total liabilities and stockholders’ equity	$144,280	$36,546	$16,099		$196,925

See accompanying notes to unaudited pro forma condensed combined financial statements.

GRAHAM CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended March 31, 2021

(Dollars in thousands, except for share amounts)

	Historical
	Graham Corporation	BNI	Transaction Accounting Adjustments		Pro Forma Combined
Net sales	$97,489	$57,920	$—		$155,409
Cost of products sold	77,020	33,767	14,635	(a), (b), (c), (d)	125,422

Gross profit	20,469	24,153	(14,635)		29,987

Other expenses and income:
Selling, general and administrative	17,471	16,598	(12,425)	(a), (e), (g)	21,644
Selling, general and administrative - amortization	—	—	1,095	(b)	1,095
Other income	(113)	(86)	86	(a)	(113)
Interest income	(167)	1	6	(h)	(160)
Interest expense	11	88	244	(f)	343

Total other expenses and income	17,202	16,601	(10,994)		22,809

Income before provision for income taxes	3,267	7,552	(3,641)		7,178
Provision for income taxes	893	—	873	(i)	1,766

Net income	$2,374	$7,552	$(4,514)		$5,412

Per share data:
Basic:
Net income	$0.24				$0.51	(j)

Diluted:
Net income	$0.24				$0.51	(j)

Average common shares outstanding:
Basic	9,959				10,569	(j)
Diluted	9,959				10,569	(j)

See accompanying notes to unaudited pro forma condensed combined financial statements.

GRAHAM CORPORATION

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, except per share data)

Note 1. Description of the Transaction

On June 1, 2021, the Company completed its acquisition of Barber-Nichols, LLC (“BN”), a privately-owned designer and manufacturer of turbomachinery products, located in Arvada, Colorado, that serves the defense and aerospace industry as well as the energy and cryogenic markets.

The purchase price of $72,014 was comprised of 610 shares of the Company’s common stock, representing a value of $8,964 at $14.69 per share, and cash consideration of $61,150, subject to certain potential adjustments, including a customary working capital adjustment. The cash consideration was funded through cash on-hand and debt proceeds. The purchase agreement also includes a contingent earn-out dependent upon certain financial measures of BN post-acquisition, in which the sellers are eligible to receive up to $14,000 in additional cash consideration. As of June 30, 2021, a liability of $1,900 was recorded for the contingent earn-out and is treated as additional purchase price. If achieved, the earn-out will be payable in fiscal year 2025. The fair value of the contingent consideration liability was based on an option pricing model using a Monte Carlo simulation and is estimated by discounting contingent payments expected to be made, and may increase or decrease based on changes in earnings before income tax, depreciation and amortization estimates and discount rates.

Note 2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the Company allocates the purchase price of a business acquisition based on the fair value of the identifiable tangible and intangible assets. Goodwill is recognized to the extent that the purchase consideration exceeds the assets acquired and liabilities assumed. The Company uses its best estimate and third party valuation specialists to determine the fair value of the assets acquired and liabilities assumed. During the measurement period, which can be up to one year after the acquisition date, the Company can make adjustments to the fair value of the assets acquired and liabilities assumed, with the offset being an adjustment to goodwill.

Note 3. Accounting Policies

The unaudited pro forma condensed combined financial statements do not reflect any differences in accounting policies. Graham has completed the review of BN’s accounting policies and has concluded that differences between the accounting policies of the two companies are not material. However, historically BN classified certain expenses related to cost of products sold as selling, general and administrative expenses. This difference in classification was addressed in the accompanying unaudited proforma condensed combined Statement of Operations and is described in (a) under Note 6.

Note 4. Estimate of Consideration Transferred and Preliminary Purchase Price Allocation

The transaction was accounted for as a business combination in accordance with ASC 805, and as such, assets acquired, liabilities assumed, and consideration transferred were recorded at their estimated fair values on the acquisition date. The fair value of the assets and liabilities in the unaudited pro forma condensed combined financial statements are based upon a preliminary assessment of fair value and may change as valuations for certain tangible assets, intangible assets and contingent liabilities are finalized. The Company expects to finalize the purchase price allocation as soon as practicable, but no longer than one year from the acquisition date. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the future results of operations and financial position of the combined company.

The following table summarizes the preliminary allocation of the consideration paid for BN to the preliminary estimated fair value of the assets acquired and liabilities assumed at the acquisition date, with the excess recorded to goodwill.

Consideration:
Cash	$61,150
Value of Graham common stock issued at close (a)	8,964
Contingent earn-out	1,900

Fair value of total consideration transferred	$72,014

Preliminary estimate of the assets acquired and liabilities assumed
Cash and cash equivalents	$1,587
Trade accounts receivable	8,154
Unbilled revenue	7,068
Inventories	3,669
Other current assets	409
Property, plant & equipment	8,037
Operating lease asset	9,026
Goodwill	22,923
Customer relationships	11,800
Technology and technical know how	10,100
Other intangible assets (b)	11,200

Total assets acquired	93,973
Liabilities assumed:
Accounts payable	2,736
Accrued compensation	1,341
Other current liabilities	665
Customer deposits	6,048
Operating lease liabilities	9,066
Other long-term liabilities	2,103

Total liabilities assumed	21,959

Fair value of total consideration transferred	$72,014

(a)	The Company issued 610 shares of Graham common stock which was valued at $14.69 per share on June 1, 2021.
(b)	Intangible assets acquired includes backlog and trade name with an estimated fair value of $3,800 and $7,400, respectively.

The fair value of backlog was determined using a net realizable value methodology and was computed as the present value of the expected sales attributable to backlog less the remaining costs to fulfill the backlog. The estimated life of four years was based upon the period of time in which the backlog is expected to be converted to sales. Customer relationships were valued using an income approach, specifically the Multi Period Excess Earnings method, which incorporates assumptions regarding retention rate, new customer growth and customer related costs. The customer relationships will be amortized using the straight line method over an expected useful life of 20 years. The trade name and technology and technical know how were both valued using a Relief from Royalty method, which develops a market based royalty rate used to reflect the after tax royalty savings attributable to owning the intangible asset. The trade name is classified as an indefinite lived intangible asset and the technology and technical know how will be amortized using the straight line method over an expected useful life of 20 years.

The preliminary purchase price allocation above, which is as of the acquisition date of June 1, 2021, has been used to prepare the transaction accounting adjustments in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations.

Note 5. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The following is a description of the preliminary transaction accounting adjustments reflected in the unaudited pro forma condensed combined balance sheet.

(a)	Cash consideration transferred

Represents the adjustment to record the cash portion of the consideration of $61,150

(b)	Fair value of share consideration transferred

Represents the adjustment to record the equity portion of the consideration of $8,964 ($9,158 of treasury stock issued and decrease of $194 to capital in excess of par value).

(c)	Contingent earn-out

Represents the adjustment to record the estimated fair value of the contingent earn-out of $1,900.

(d)	Inventories

Represents the adjustment of $97 to step up inventories to their fair market value. The fair value of work-in-progress and finished goods inventory was determined using the comparative sales method and raw materials was determined using the replacement cost method.

(e)	Property, plant and equipment

Represents the adjustment of $2,518 to record the property, plant and equipment acquired at their estimated fair value.

(f)	Goodwill

Represents the adjustment to record the purchase price paid in excess of the preliminary estimated fair value of assets acquired and liabilities assumed. See Note 4 for further details on the purchase price allocation and goodwill.

(g)	Intangible assets

Represents the adjustment to record the intangible assets at their estimated fair value of $33,100.

(h)	Long-term debt

Represents the adjustment to record the cash portion of the consideration financed with borrowings from a $20,000 term loan. Also represents the adjustment to eliminate the long-term debt balances of $877 and accrued interest of $12 on BN’s historical unaudited balance sheet that was not assumed as part of the acquisition.

(i)	Debt issuance costs

Represents the adjustment to record debt issuance costs of $150.

(j)	Fair value of equity-based compensation awards

Represents the adjustment to record the estimated value of restricted stock granted to two key executives of BN.

(k)	Notes receivable-related party and stockholders’ equity

Represents the adjustment to eliminate the related party notes receivable and stockholders’ equity balances on BN’s historical unaudited balance sheet as a result of purchase accounting.

(l)	Transaction costs

Represents the adjustment to record estimated remaining transaction costs of $214 that were not previously recorded in the historical combined financial statements and the related deferred tax asset which was determined based on the combined federal and state statutory tax rate in effect during the period presented. As there is no continuing impact, the impact of these costs is not included in the unaudited pro forma condensed combined statement of operations.

Note 6. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

The following is a description of preliminary transaction accounting adjustments reflected in the unaudited pro forma condensed combined statement of operations.

(a)

Reclassification of certain expenses between “Cost of products sold” ($12,634 increase), “Selling, general and administrative” ($12,720 decrease), and “Other income” ($86 decrease) to conform with the classifications in the historical Graham Statement of Operations. (See Note 3.)

(b)	Amortization of intangible assets

Reflects the adjustment to amortization expense of $2,697 to include an estimate of intangible asset amortization based on the specific useful life assigned to each definite-lived intangible asset. Of the $2,697, $1,602 is included in the line item “Cost of products sold.”

(c)	Depreciation

Represents the estimated additional depreciation expense of $302 related to the adjustment to record property, plant and equipment at the estimated fair value.

(d)	Amortization of inventory step-up

Represents the estimated amortization of $97 related to the adjustment to record inventory at the estimated fair value. The amortization is based on the forecasted sales of the related product.

(e)	Compensation expense

Reflects new compensation arrangements executed with two key executives of BN increasing annual salaries and bonuses by an estimated $351 as well as the additional estimated expense related to the restricted stock granted to the two key executives of $119.

(f)	Interest expense

Represents the adjustment to eliminate interest expense included in BN’s historical unaudited statement of operations of $86 related to long-term debt that was not assumed as part of the acquisition, the estimated additional interest expense of $300 incurred from the term loan used to finance the acquisition and amortization of debt issuance costs of $30.

(g)	Transaction costs

Reflects the adjustment to eliminate transaction costs incurred by Graham in the historical combined financial statements of $175 which are directly attributable to the acquisition but are not expected to have a continuing impact.

(h)	Interest income

Reflects an estimate of forgone interest income on available cash, cash equivalents and investments based on the use as a source of liquidity to fund the acquisition of $6. The estimate was calculated using a weighted average interest rate of 0.01% which was derived from actual interest rates realized by Graham during the period presented.

(i)	Income tax provision

The adjustment reflects the tax effect of the transaction accounting adjustments as well as the tax provision of $1,685 on the historical BN income before provision for income taxes. The estimate was determined based on the combined federal and state statutory tax rate in effect during the period presented.

(j)	Weighted average number of shares and earnings per share

The unaudited pro forma combined basic and diluted earnings per share for the period presented have been adjusted by the 610 common shares issued from treasury in connection with the acquisition of BN, which are assumed outstanding for the year ended March 31, 2021 for pro forma purposes.